                        DEP CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED STATEMENTS OF
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)



                                                           Three Months Ended                Six Months Ended
                                                               January 31,                       January 31,
                                                     ----------------------------      ----------------------------
                                                        1998              1997             1998            1997
                                                     -----------      -----------      -----------      -----------

Net income (loss) .............................      $   770,000           64,000      $ 1,280,000      $(1,999,000)
                                                     ===========      ===========      ===========      ===========

Shares:
Weighted average shares outstanding - basic....        6,876,140        6,804,245        6,876,140        6,527,693

Average shares outstanding assuming exercise
  of dilutive stock options ...................           54,456           84,227           39,625           65,149
                                                     -----------      -----------      -----------      -----------

Weighted average shares outstanding - diluted..        6,930,596        6,888,472        6,915,765        6,592,842
                                                     ===========      ===========      ===========      ===========

Earnings (loss) per common share:
  Basic .......................................      $      0.11      $      0.01      $      0.19      $     (0.31)
                                                     ===========      ===========      ===========      ===========

  Diluted .....................................      $      0.11             0.01      $      0.19      $     (0.31)
                                                     ===========      ===========      ===========      ===========

                                   Exhibit 11